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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                               June 26, 1998
              Date of Report (Date of earliest event reported)


                          ANALYTICAL SURVEYS, INC.
           (Exact name of registrant as specified in its charter)

                                  COLORADO
                          (State of incorporation)

                                  0-13111
                          (Commission File Number)

                                 084-846389
                     (IRS Employer Identification No.)

                         941 North Meridian Street
                        Indianapolis, Indiana  46204
                  (Address of principal executive offices)

                               (317)-634-1000
                      (Registrant's telephone number)

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Item 2.   Acquisition or Disposition of Assets

     On June 26, 1998, Analytical Surveys, Inc. (the "Company") acquired all of the outstanding stock of Cartotech, Inc. ("Cartotech"), a Texas corporation, 11900 Crownpoint Drive, San Antonio, Texas from The Epner Family Limited Partnership (the "Epner Partnership"), The Braverman Family Limited Partnership (the "Braverman Partnership"), The Cartotech, Inc. Employee Stock Ownership and 401(k) Trust (the "ESOP") and Albert Naumann, III (collectively referred to as the "Shareholders"), who constitute all of the shareholders of Cartotech. The transaction was consummated via a merger (the "Merger") of Cartotech with and into Surveys Holdings, Inc. ("Holdings"), a Texas corporation, and a wholly-owned subsidiary of the Company. Cartotech is engaged in the business of data conversion, digital mapping and database construction in the geographic information systems industry.

     Consideration paid for Cartotech consisted of a net amount of cash of approximately $7,700,000 and 354,167 restricted shares of Analytical Surveys, Inc. no par value common stock (the "Common Stock"). The number of shares of Common Stock issued was determined in part by the average closing price of the Common Stock over the ten trading days before and after June 12, 1998, the day after the transaction was publicly announced. The Common Stock is subject to contractual restrictions on sale or transfer and a registration rights agreement. The ESOP has agreed not to sell any of the Common Stock it receives for one year. The Epner Partnership, the Braverman Partnership and Albert Naumann, III (collectively referred to as the "Non-ESOP Shareholders") have agreed not to sell any of the Common Stock received in the Merger for one year; between June 27, 1999 and June 26, 2000, inclusive, each of the Non-ESOP Shareholders may transfer up to one-half of the Common Stock received in the Merger. The Shareholders also have certain additional incidental registration rights beginning after June 26, 1999. The Shareholders have granted to the Company an option to purchase at the market price, in lieu of registration, any shares that they subject to an incidental registration. A Non-ESOP Shareholder is allowed to make transfers to a trust or other entity created for the exclusive benefit of, or beneficially owned exclusively by, such Non-ESOP Shareholder at any time, but any transferee is subject to the same restrictions as apply to such Non-ESOP Shareholder.

     Prior to the Merger, there was no material relationship between the Company or any of its affiliates, officers or directors and Cartotech or any of its affiliates, officers or directors. Martin Epner, who served as President of Cartotech and who controls the Epner Partnership, will serve the Company in a consulting capacity under an 18-month agreement, and Albert Naumann III will serve as president of the subsidiary under a 2-year employment agreement.

     On June 3, 1998, the Company replaced its existing lines of credit with a 3-year, $11.0 million secured line of credit and a $10.0 million line of credit for acquisitions (which is due in quarterly installments over a five-year period), and the Company refinanced $16.0 million of term debt.
The lender under the new credit facilities is Bank One, Colorado, N.A. Borrowings under the new credit facilities bear interest at a rate per annum equal to, at the Company's option, (i) the bank's prime rate, or (ii) an adjusted London Interbank Offered Rate ("LIBOR") plus a margin ranging from 1.25% to 2.25%. The Company borrowed approximately $8.3 million under the new acquisition line of credit to fund the cash portion of the acquisition of Cartotech and related expenses.

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     The Common Stock was newly issued from the previously authorized but unissued shares of the Company.

     The assets of the business acquired included contracts with customers and equipment used in Cartotech's data conversion business. The Company intends to continue to operate the business in substantially the same general manner and in the same location.

     Certain statements made in this Report on Form 8-K are forward looking statements within the meaning of the Private Securities Litigation Act of 1995. Actual results may differ materially from the Company's expectations. A number of uncertainties and other factors could cause actual results to differ materially from such forward looking statements. More detailed description of the factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update this report.

Item 7.   Financial Statements and Exhibits

     (a)  Financial statements of business acquired

     It is impractical for the registrant to provide the required financial statements of the business acquired in time for inclusion in the initial filing of this report on Form 8-K. The required financial statements of the business acquired will be provided by an amendment to this report on Form 8-K as soon as practical, which is expected to be within 60 days.

     (b)  Pro forma financial information

     It is impractical for the registrant to provide the required pro forma financial information in time for inclusion in the initial filing of this report on Form 8-K. The required pro forma financial information will be provided by an amendment to this report on Form 8-K as soon as practical, which is expected to be within 60 days.

     (c)  Exhibits

2. Plan of acquisition, reorganization, arrangement, liquidation or succession:

     2.1 Agreement and Plan of Merger dated June 11, 1998 by and among Analytical Surveys, Inc. and Surveys Holdings, Inc. on the one hand, and The Epner Family Limited Partnership, The Braverman Family Limited Partnership, The Cartotech, Inc. Employee Stock Ownership and 401(k) Trust and Albert Naumann, III.

     2.2 Registration Rights Agreement dated June 26, 1998, among Analytical Surveys, Inc. and The Epner Family Limited Partnership, The Braverman Family Limited Partnership and Albert Naumann, III.

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     2.3  Registration Rights Agreement dated June 26, 1998, between
Analytical Surveys, Inc. and The Cartotech, Inc. Employee Stock Ownership and 401(k) Trust.

     2.4 Lock-up Agreement dated June 26, 1998, among The Epner Family Limited Partnership, The Braverman Family Limited Partnership, The Cartotech, Inc. Employee Stock Ownership and 401(k) Trust and Albert Naumann, III

The Merger Agreement included the following additional schedules, which are not included as a part of this report but which the registrant agrees to submit to the Commission upon request: customary disclosure schedules, opinions of counsel, employment agreements, a consulting agreement with Martin Epner. Escrow Agreement, Option Buy-Out Agreements, Articles of Incorporation and bylaws of Cartotech, Articles of Merger, Bill of Sale, Press Release, and Consent Letters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Analytical Surveys, Inc.


                              By:  /s/ Scott C. Benger
                                  ---------------------------------------
                                   Scott C. Benger
                                   Secretary/ Treasurer